SECURITIES AND EXCHANGE COMMISSION
                  \WASHINGTON, D.C.  20549


                        FORM 8-A/A-4


 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT
 TO SECTION 12 (b) or (g) OF THE SECURITIES EXCHANGE ACT OF
                            1934



                         CUCOS INC.
      (Exact name of registrant as specified in charter)


          Louisiana                     72-0915435
 (State of incorporation of    (IRS Employer Identification
        organization)                    Number)

110 Veterans Blvd., Suite 222, Metairie, LA 70005
    (Address of principal executive offices)

Securities to be Registered Pursuant to Section 12(b) of the
Act:
                            None

Securities to be Registered Pursuant to Section as (g) of the Act:

       Rights to Purchase Common Stock
              (Title of class)

     The undersigned registrant hereby amends the following items of its Application for Registration on Form 8-A as set forth below:

Item 1. Description of Registrant's securities to be Registered.

          Those portions of registrant's Application for Registration of Rights to Purchase Common Stock on Form 8-A filed December 17, 1990 (the "Application") as amended by Form 8 dated March 12, 1991 (the "First Amendment"), and as amended by a Form 8 dated August 30, 1993 (the "Second Amendment"), as amended by a Form 8 dated September 19, 1997 (the "Third Amendment"), and the Rights Agreement (the "Agreement") dated as of February 5, 1990, between Registrant and Commercial National Bank in Shreveport ("Commercial") and exhibits thereto, incorporated in the Application, as so amended by the First Amendment, the Second Amendment, and the Third Amendment is hereby further amended so that Registrar and Transfer Company is substituted for ChaseMellon Shareholder Services, L.L.C. as Rights Agent and certain minor amendments are effected to the Rights Agreement, dated as of September 21, 1998, between the Registrant and the original Rights Agent.

Item 2.        Exhibits.

          1.   Amendment, Assignment and Assumption of
Rights Agreement, dated as of September 21, 1998, among
ChaseMellon Shareholder Services, L.L.C., Registrar and
Transfer Company, and the Registrant.

                          SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              CUCOS INC.


September 24, 1998            By:  /s/
                              Vincent J. Liuzza, Jr.
                              Chairman and Chief
                              Executive Officer


                        EXHIBIT INDEX

   Exhibit     Brief Description                     Page

     4-K       Amendment, Assignment and              4
               Assumption of Rights Agreement
               among Registrar and Transfer
               Company, ChaseMellon Shareholder
               Services, L.L.C., and Cucos Inc.


                                                 Exhibit 4-K

  AMENDMENT, ASSIGNMENT AND ASSUMPTION OF RIGHTS AGREEMENT

          Amendment, Assignment and Assumption of Rights Agreement, dated as of September 21, 1998, by and among ChaseMellon Shareholder Services, L.L.C. (the "Assignor"), with a place of business at 85 Challenger Road, Overpeck Center, Ridgefield, New Jersey 07667, Registrar and Transfer Company with a place of business at 10 Commerce Drive, Cranford, New Jersey 07016 ("Assignee"), and Cucos Inc., a Louisiana corporation with its principal office at 110 Veterans Boulevard, Suite 222, Metairie, Louisiana 70005 (the "Company").

                         WITNESSETH:

          WHEREAS, the Company and Commercial National Bank in Shreveport ("CNB") entered into a certain Rights
Agreement, dated as of February 5, 1990 (the "Rights
Agreement"); and

          WHEREAS, CNB assigned to The Whitney National Bank
("TWNB"), and TWNB assumed from CNB, CNB's rights, duties and obligations as Rights Agent under the Rights Agreement;
and

          WHEREAS, TWNB assigned to Boatmen's National Bank
("Boatmen's), and Boatmen's assumed from TWNB, TWNB's rights, duties and obligations as Rights Agent under the Rights Agreement; and

          WHEREAS, Boatmen's assigned to ChaseMellon
Shareholder Services, L.L.C. ("CMSS"), and CMSS assumed from
Boatmen's, Boatmen's rights, duties and obligations as Rights Agent under the Rights Agreement; and

          WHEREAS, Assignor has advised the Company that it desires to discontinue service as Rights Agent under the Rights Agreement; and

          WHEREAS, after reviewing the terms and conditions of the Rights Agreement, Assignee has advised the Company that Assignee desires to assume all of the rights and obligations of Assignor under the Rights Agreement, subject to the amendment of the Rights Agreement in certain respects set forth herein; and

          WHEREAS, the Company desires Assignee to assume
Assignor's rights and duties as Rights Agent under the Rights Agreement effective as of the date of this Assignment, subject to the amendment of the Rights Agreement in certain respects set forth herein.

          NOW, THEREFORE, in consideration of the promises and covenants herein contained and for other good and valuable consideration, intending to be legally bound, the parties hereby agree as follows:

          1.   Amendment of Rights Agreement.  The Rights
Agreement is hereby amended as follows:

               (a)  Section 21 of the Rights Agreement is
hereby amended by deleting the fifth sentence in its entirety and replacing it with the following: "Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or any state thereof or the District of Columbia which, is in good standing, is registered as a Transfer Agent in accordance with the applicable provisions of the Securities Exchange
Act of 1934, as amended, and is qualified to act as a Transfer Agent under the rules of the New York Stock
Exchange."

               (b)  As amended hereby, the Rights Agreement
shall remain in full force and effect.

          2. Assignment by Assignor. Assignor hereby assigns and transfer to Assignee all of Assignee's right, title and interest in and to the Rights Agreement, as amended hereby, such assignment to become effective as of the date hereof.

          3. Assumption by Assignee. Assignee hereby accepts the aforesaid assignment and transfer and agrees to assume the performance of all the terms, covenants, conditions and obligations of the Rights Agreement, as amended hereby, to be performed by the Assignee as Rights
Agent thereunder, such assumption to become effective as of the date hereof.

          4.   Consent of Company. The Company hereby
consents to the assignment from Assignor to Assignee and agrees that it shall not look to Assignor for the performance of any of the terms, covenants and conditions of the Rights Agreement required to be performed by the Assignee in its capacity as Rights Agent thereunder.

          5. Successor and Assigns Bound. This Assignment and all the terms, covenants and conditions herein shall inure to the benefit of, and be binding on, the respective successors and assigns of the parties hereto.

          6. Counterparts. This Assignment may be executed in one or more counterparts all of which taken together shall be deemed one original.

          IN WITNESS WHEREOF, this document has been executed by the parties as of the date first written above.


                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                    By:  /s/  Linda Welch
                         Authorized Officer


                    REGISTRAR AND TRANSFER COMPANY

                    By:  /s/ William P. Tatler
                         Authorized Officer


                    CUCOS INC.

                    By:  /s/ Vincent J. Liuzza, Jr.
                         Chairman and Chief
                         Executive Officer